UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 240.14a-12

CVENT HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Email to Cvent Partners & Customers – DRAFT

Subject: Cvent Signs Agreement to be Acquired by Blackstone

From: Reggie alias (reggieaggarwal@cvent.com)

Dear [NAME],

We have some exciting news to share. This morning, we announced our plans to be acquired by Blackstone (NYSE: BX), a NY-based private equity firm, for $4.6B or $8.50 per share. This transaction is great news for our customers, partners and stockholders, and is a testament to the strong financial and operational results we have achieved since becoming a publicly traded company. You can find the press release on investors.cvent.com and on the Cvent newsroom. Our day-to-day operations will remain “business as usual” and Cvent will continue to operate as a separate and independent public company until the transaction closes, which is expected mid-year 2023, subject to satisfaction of customary closing conditions.

Blackstone is a leading asset management firm with an outstanding reputation for investing in the best technology companies to accelerate their growth. They also have extensive experience in the events, hospitality and real estate sectors. Blackstone was attracted to Cvent because of our strong brand, world-class solutions and extraordinary customers and employees. Blackstone is committed to investing in our mission of delivering the world’s most innovative and comprehensive solutions to power the entire meetings and events ecosystem.

We’re excited about this announcement, and we’re already looking ahead to what’s next. As a valued customer or partner, we hope you plan to join us later this year at Cvent CONNECT in Las Vegas, in London or online to network with industry peers, experience our technology, showcase your capabilities to the thousands of attendees and learn more about our vision for the future.

We’re proud to have a team of passionate, dedicated individuals that take immense pride in enabling your success, and today’s announcement only deepens that commitment. While our company’s ownership will change, we will remain focused on execution and operational excellence as we continue to serve you. We are confident Blackstone will be a terrific partner that will ensure our mutual and continued success moving forward.

I want to thank you for your continued support of Cvent, and I look forward to celebrating more exciting milestones together in the years ahead.

Regards,

Reggie Aggarwal

CEO & Founder

Cvent

Email to Cvent Partners & Customers – DRAFT

Forward-Looking Statements

This communication contains and Cvent Holding Corp.’s (the “Company”) other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed merger (the “Merger”) with an affiliate of private equity funds managed by Blackstone (“Blackstone”) may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement with Blackstone (the “Merger Agreement”), including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, including hotels and venues, in light of the proposed Merger; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed Merger; (ix) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xiii) the impact of adverse general and industry-specific economic and market conditions, including any impact from ongoing conflict in Ukraine and Russia, and demand for events and meetings, the return to in-person events, demand for advertising and software solutions, and demand for an integrated platform; (xiv) uncertainty as to timing of completion of the proposed Merger; (xv) risks that the benefits of the merger are not realized when and as expected; and (xvi) other risks described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2022, and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the information statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Email to Cvent Partners & Customers – DRAFT

Additional Information and Where to Find It

This communication is being made in respect of the pending Merger involving the Company and Parent. The Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.cvent.com under the link “Financials” and then under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at CventIR@ircinc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the pending Merger. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s 2022 annual proxy statement filed with the SEC on April 8, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the proposed Merger when they become available. These documents can be obtained free of charge from the sources indicated above.